EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-45499, 333-67131, 333-85291, 333-35718, 333-118202, 333-136605, 333-150570, 333-150572, 333-249310) and Form S-3 (Nos. 333-06041, 333-14717, 333-20485, 333-31259, 333-66879, 333-84931, 333-99007, 333-106787, 333-163928, 333-236478) of BorgWarner Inc. of our report dated February 8, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 8, 2024